SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934


Date of Report: March 16, 2000

Commission File Number: 1-9383

WESTAMERICA BANCORPORATION
--------------------------
(Exact name of registrant as specified in its charter)

CALIFORNIA
----------
(State of incorporation)

94-2156203
----------
(I.R.S. Employer Identification Number)

1108 FIFTH AVENUE, SAN RAFAEL, CALIFORNIA 94901
-----------------------------------------------
(Address of principal executive offices and zip code)

(415) 257-8000
--------------
(Registrant's area code and telephone number)



Item 5. Other Events

On March 15, 2000, Westamerica Bancorporation (the "Company") and First Counties Bank announced the signing of a Definitive Merger Agreement (the "Agreement") under which the Company will acquire all of the outstanding shares of common stock of First Counties Bank pursuant to a tax-free exchange of shares. The Agreement, which has been approved by the Boards of Directors of both companies, is subject to conditions and customary transactions of this type, including approval by First Counties Bank shareholders, approval by bank regulatory authorities, and satisfaction of certain other terms and conditions. The merger will be accounted for under the purchase method of accounting.

At December 31, 1999, the Company reported total assets of approximately $3.9 billion, shareholders' equity of approximately $301 million and net income of $76.1 million for the full year of 1999. At December 31, 1999, First Counties Bank had approximately $91 million in assets, $9 million in shareholders' equity and recorded net income of $1 million for the twelve months ended December 31, 1999.



Item 7: Financial Statements and Exhibits

(c) Exhibits. The following is furnished in accordance with the provisions of Item 601 of Regulation S-K.

  (99)  Press release dated March 15, 2000.
   (2)  Agreement and Plan of Reorganization and Merger dated
        March 14, 2000


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westamerica Bancorporation

/s/ DENNIS R. HANSEN
-----------------------------------
Dennis R. Hansen
Senior Vice President and Controller


Date: March 16, 2000

INDEX TO EXHIBITS
                                             Sequentially
                                                Numbered
Exhibit No.       Description                       Page
-----------       -----------                ------------
   (99)           Press release dated                  3
                  March 15, 2000

    (2)           Agreement and Plan
                  of Reorganization and
                  Merger                               5


(99). PRESS RELEASE

For immediate Release                        March 15, 2000
For additional information
Contact: Westamerica Bancorporation
         E. Joseph Bowler
         707-863-6840
         www.westamerica.com

Westamerica Bancorporation and First Counties Bank Sign Definitive Merger Agreement

San Rafael, CA: Westamerica Bancorporation (NASDAQ: WABC), and First Counties Bank (OTC:FTCB) today announced the signing of a Definitive Merger Agreement under which Westamerica will acquire all of the outstanding shares of common stock of First Counties Bank pursuant to a tax-free exchange of shares whereby First Counties Bank shareholders will receive .888 shares of Westamerica Bancorporation Common Stock for each share of First Counties stock. First Counties Bank, headquartered in Clearlake, California, with approximately $95 million in assets, operates through five offices in Lake, Napa, and Colusa Counties.

This transaction is valued at approximately $16.5 million and represents approximately 1.9 times First Counties Bank book value at December 31, 1999. Based on Westamerica Bancorporation's closing price on March 14, 2000, of $21.81, First Counties shareholders will receive approximately $19.37 per share.

The Agreement, which has been approved by the Boards of Directors of both companies, is subject to conditions usual and customary for merger transactions of this type, including approval by First Counties Bank shareholders, approval by bank regulatory authorities, and satisfaction of certain other terms and conditions. The merger will be accounted for under the purchase method of accounting.

The Agreement provides that the exchange ratio is subject to adjustment. If the average closing price of Westamerica Common stock for the twenty days prior to the close of the merger is greater than $25.59, then the exchange ratio will be adjusted downward so that First Counties shareholders will receive no more than $22.72 per share. If the average closing price is less than $18.91, then the exchange ratio will be adjusted upwards so that First Counties shareholders will receive no less than $16.79 per share. If Westamerica's average common stock closing price quoted on NASDAQ during a twenty business day period prior to the merger is below $18.00, either Westamerica Bancorporation or First Counties Bank may either accept the exchange ratio, renegotiate the exchange ratio or terminate the agreement.

Based on WABC's closing price on March 14, 2000, the merger would result in the issuance of approximately 755,500 new shares of Westamerica Common Stock. At December 31, 1999, Westamerica had approximately 37.1 million shares outstanding and First Counties Bank had about 826,000 shares outstanding. Although the parties have not adopted any formal timetable, it is estimated the merger will be consummated in the third quarter of 2000. Stock options to acquire First Counties Bank Common Stock outstanding at the close of the transaction would be converted into stock options to acquire Westamerica Common Stock.

First Counties Bank's President and CEO, David G. Perry, stated:
"Westamerica is an extremely successful community bank. In the current environment of rapid change in the banking industry, we concluded that merging with Westamerica presented an outstanding course of action for our shareholders, customers and the community we serve. Westamerica brings to the affiliation a stellar record of earnings and dividend growth, a large array of banking, investment and trust service products and the capital resources needed to enhance the profitable segments in our banking business."

David L. Payne, Chairman, President and CEO of Westamerica said:
"We are extremely pleased with this opportunity to add to Westamerica's community banking franchise in our Lake and Napa County markets. First Counties Bank is a logical merger partner for Westamerica due to its strong banking position in several key markets in these important counties. We look forward to entering the Colusa County market and increasing our presence in Northern California."


Westamerica Bancorporation operates as a multi-bank holding company with 90 branches in 22 Northern and Central Valley California
Counties. Westamerica's assets at December 31, 1999 were approximately $3.9 billion. Westamerica reported record net income of $76.1 million or $1.94 per share for 1999.



FORWARD-LOOKING INFORMATION

This press release includes forward-looking information which is subject to the "safe harbor" created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements (which involve the Company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; a potential declining health of the economy, either nationally or regionally; the deterioration of credit quality, which could cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in the California real estate market; certain operational risks involving data processing systems or fraud; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.



(2). AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

             AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                     DATED:  MARCH 14, 2000



                          BY AND AMONG



                  WESTAMERICA BANCORPORATION,
                        WESTAMERICA BANK

                              AND

                      FIRST COUNTIES BANK


              MODIFIABLE AUTOMATIC HEADING NUMBERS
         AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


     This AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is entered into as of March 14, 2000, by and among WESTAMERICA BANCORPORATION, a California corporation ("WEST"); WESTAMERICA BANK, a California banking corporation and wholly owned subsidiary of WEST ("WAB") and FIRST COUNTIES BANK, a California banking corporation ("FCOB").


                            RECITALS:

     WHEREAS, the respective Boards of Directors of FCOB and WEST have determined that it is in the best interests of FCOB and WEST and their respective shareholders for FCOB to be merged with WAB, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code, the California Financial Code and other applicable laws;

     WHEREAS, each of the Boards of Directors of FCOB and WEST have approved this Agreement and the transactions contemplated hereby;

     WHEREAS, FCOB's Board of Directors has resolved to recommend approval of the merger of FCOB and WAB to its shareholders; and

     WHEREAS, upon the consummation of the Merger of FCOB with and into WAB, WAB shall remain a wholly-owned subsidiary of WEST.

     NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, FCOB and WEST hereby agree as follows:


                    ARTICLE 1.  DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition Event" shall mean any of the following:

     (a) FCOB's Board of Directors shall have approved or FCOB shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize,
          recommend   or  propose,  or  shall  have  entered   or
          announced  an  intention  to enter  into  a  letter  of
          intent, an agreement-in-principle or a definitive agreement with any Person (other than WEST or any of its respective Subsidiaries) to effect, an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term "Acquisition Transaction" shall mean
          (i) a merger, consolidation or similar transaction involving FCOB, (ii) the disposition, by sale, lease, exchange, dissolution or liquidation, or otherwise, of all or substantially all of the assets of FCOB or any asset or assets of FCOB the disposition or lease of which would result in a material change in the business or business operations of FCOB, a transfer of any shares of stock or other securities of FCOB by FCOB, or a material change in the assets, liabilities or results of operations or the future prospects of FCOB, including, but not limited to a grant of an option entitling any Person to acquire any shares of stock of FCOB or any assets material to the business of FCOB; or
          (iii) the issuance, other than pursuant to outstanding stock options, sale or other disposition by FCOB (including, without limitation, by way of merger, consolidation, share exchange or any similar transaction) of shares of FCOB Common Stock or other Equity Securities, or the grant of any option, warrant or other right to acquire shares of FCOB Common Stock or other Equity Securities, representing directly, or on an as-exercised, as-exchanged or as-converted basis (in the case of options, warrants, rights or exchangeable or convertible Equity Securities), 15% or more of the voting securities of FCOB; or

     (b) Prior to termination of this Agreement (i) any Person (other than a person who is a party to a Director Shareholder Agreement) shall have increased the number of shares of FCOB Common Stock over which such person has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by a number that is greater than 1% of the then outstanding shares of FCOB Common Stock if, after giving effect to such increase, such Person owns, beneficially, more than 5% of the outstanding shares of FCOB Common Stock, or (ii) any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 5% of the then outstanding shares of FCOB Common Stock.

     "Acquisition Proposal" shall have the meaning given such term in Section 6.2.5 and 6.4.12.

     "Affected  Party"  shall have the meaning  given  to  it  in
     Section 5.7.

     "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

     "Affiliate Agreements" shall have the meaning given such term in Section 5.3.3.

     "Average Closing Price" shall mean the average of the daily closing price of a share of WEST Common Stock reported on the NASDAQ National Market System during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time.

     "Benefit Arrangement" shall have the meaning given such term in Section 3.21.4.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Business Day" shall mean any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

     "CDFI"  shall  mean the California Department  of  Financial
     Institutions.

     "California  Corporations  Code"  shall  mean  the   General
     Corporation Law of the State of California.

     "California Financial Code" shall mean the Financial Code of the State of California.

     "Classified Assets" shall have the meaning given to such term in Section 6.1.15.

     "Closing"  shall  have the meaning given  to  such  term  in
     Section 2.1.

     "Closing Date" shall have the meaning given to such term  in
     Section 2.1.

     "Closing Schedules" shall have the meaning given to such term in Section 5.7.

     "Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants of such party contained in Articles 5 or 6.

     "Derivatives Contract" shall have the meaning given such term in Section 3.26.

     "Determination Date" shall mean the last business day of the calendar month immediately preceding the calendar month in which the Effective Time occurs.

     "Director Shareholder Agreement" shall have the meaning given such term in Section 7.2.10.

     "Dissenting Shares" shall mean shares of FCOB Common Stock which come within all of the descriptions set forth in Subparagraphs (1), (2), (3) and (4) of Paragraph (b) of
     Section 1300 of the California Corporations Code.

     "Dissenting Shareholder Notices" shall mean the notice required to be given to record holders of Dissenting Shares pursuant to Paragraph (a) of Section 1301 of the California
     Corporations Code.

     "Effective Time" shall have the meaning given such  term  in
     Section 2.1.

     "Employee  Plan" shall have the meaning given such  term  in
     Section 3.21.3.

     "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

     "Equity Securities" shall have the meaning given to such term in the Exchange Act.

     "ERISA"  shall mean the Employee Retirement Income  Security
     Act of 1974, as amended.

     "Exchange  Act"  shall mean the Securities Exchange  Act  of
     1934, as amended.

     "Exchange   Agent"  shall  mean  Harris  Trust  Company   of
     California or such other Person as WEST shall have appointed to perform the duties set forth in Section 2.8.

     "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any Person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of FCOB Common Stock such that, upon consummation of such offer, such Person would own or control 15% or more of the then outstanding shares of FCOB Common Stock.

     "Exchange Ratio" shall mean 0.888 as adjusted by Section 2.6 or Section 8.1.13..

     "FCOB" shall mean First Counties Bank.

     "FCOB Certificates" shall have the meaning given such term in Section 2.8.1.

     "FCOB Collateralizing Real Estate" shall have the meaning given such term in Section 3.23.1.

     "FCOB Common Stock" shall mean the common stock, no par value, of FCOB.

     "FCOB Fairness Opinion" shall have the meaning given to such term in Section 7.3.7.

     "FCOB  Filings" shall have the meaning given  such  term  in
     Section 3.6.

     "FCOB Financial Statements" shall have the meaning given to such term in Section 3.7.3.

     "FCOB Material Adverse Event" shall have the meaning given such term in Section 8.1.8.

     "FCOB Properties" shall have the meaning given such term  in
     Section 3.23.1.

     "FCOB Stock Options" shall mean any options to purchase any shares of FCOB Common Stock or any other Equity Securities of FCOB granted on or prior to the Effective Time, whether pursuant to the FCOB Stock Option Plan or otherwise.

     "FCOB  Stock  Option Plan" shall mean FCOB's  written  Stock
     Option Plan as described in Section 3.24 hereto.

     "FCOB Superior Proposal" shall have the meaning set forth in
     Section 6.2.5.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "FDI Act" shall mean the Federal Deposit Insurance Act.

     "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

     "GAAP" shall mean generally accepted accounting principles.

     "Governmental Entity" shall mean any court, federal,  state, local or foreign government or any administrative agency  or
     commission    or    other    governmental    authority    or
     instrumentality whatsoever.

     "Hazardous Substances" shall have the meaning given such term in Section 3.23.4.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended.

     "Proxy Statement/Prospectus" shall have the meaning given to such term in Section 3.7.2.

     "Knowledge"  shall mean, with respect to any  representation
     or   warranty  contained  in  this  Agreement;  the   actual
     knowledge, after reasonable inquiry, of any director or executive officer of FCOB or WEST.

     "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required, from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger, to permit the parties to consummate the Merger.

     "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, financial condition or prospects of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a Person that is a party to this Agreement to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

     "Merger" shall have the meaning set forth in Section 2.1.

     "Merger Agreement" shall have the meaning given to such term in Section 2.1.

     "New Certificates" shall have the meaning given to such term in Section 2.8.1.

     "OCC" shall mean Office of the Comptroller of the Currency.

     "OREO"  shall  have the meaning given such term  in  Section
     3.13.

     "Perfected Dissenting Shares" shall mean Dissenting Shares as to which the recordholder has made demand on FCOB or WEST in accordance with Paragraph (b) of Section 1301 of the California Corporations Code and has not withdrawn such demand prior to the Effective Time.

     "Persons"   or   "persons"   shall   mean   an   individual,
     corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental
     Entity or any other legal entity whatsoever.

     "Registration Statement" shall have the meaning given to such term in Section 3.7.2.

     "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

     "Requisite Regulatory Approvals" shall have the meaning set forth in Section 7.1.2.

     "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

     "Surviving Corporation" shall have the meaning given to such term in Section 2.1.

     "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

     "Tax Filings" shall mean any applications, reports, statements or other Returns related to any Persons taxes required to be filed with any local, state or federal Governmental Entity before the Merger may become effective, including, but not limited to, any filing required to be made with the California Franchise Tax Board to obtain a Tax Clearance Certificate for the Merger.

     "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of FCOB Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding voting securities of FCOB.

     "Understanding" shall have the meaning set forth in  Section
     6.1.5.

     "Voting Securities" or "Voting Stock" shall mean the stock or other securities or any other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, including, without limitation, nonvoting securities that are convertible or exchangeable into voting securities, but shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency (other than a conversion or exchange thereof into voting securities), whether or not such contingency has occurred.

     "WAB" shall mean Westamerica Bank.

     "WEST" shall mean Westamerica Bancorporation.

     "WEST Common Stock" shall mean the common stock, no par value per share, of WEST.

     "WEST  Filings" shall have the meanings given such  term  in
     Section 4.5.

     "WEST   Financial  Statements"  shall  mean  the   financial
     statements of WEST for the year ended December 31, 1999.

     "WEST Market Value Per Share" shall mean the last trade of WEST Common Stock prior to the Effective Time.

     "WEST Material Adverse Event" shall have the meaning given to such term in Section 8.1.9


                     ARTICLE 2.  THE MERGER

     Section   2.1   The  Merger.   Subject  to  the  terms   and
conditions of this Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, FCOB shall be merged with WAB, with WAB being the Surviving Corporation of the merger, all pursuant to the Agreement of Merger attached to this Agreement as Exhibit 2.1 (the "Merger Agreement") and in accordance with the applicable provisions of the California
Financial   Code  and  the  California  Corporations  Code   (the
"Merger"). The closing of the Merger (the "Closing") shall take place at a location and time and Business Day to be designated by WEST and reasonably concurred to by FCOB (the "Closing Date") which shall not, however, be later than thirty (30) days after receipt of the Last Regulatory Approval, expiration of all applicable waiting periods and FCOB shareholder approval. The Merger shall be effective when the Merger Agreement (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of California and the CDFI. When used in this Agreement, the term "Effective Time" shall mean the time of filing of the Merger Agreement with the Secretary of State and the CDFI, and "Surviving Corporation" shall mean WAB.

     Section 2.2 Effect of Merger. By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of FCOB and WAB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of FCOB and WAB, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of FCOB and WAB immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either FCOB or WAB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of FCOB and WAB shall be preserved unimpaired and all debts, liabilities and duties of FCOB and WAB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

     Section 2.3 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of WAB in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended and the name of the Surviving Corporation shall be "Westamerica Bank."

     Section 2.4 WAB Stock. The authorized and issued capital stock of WAB immediately prior to the Effective Time, on and after the Effective Time, pursuant to the Merger Agreement and without any further action on the part of WAB shall remain unchanged and shall be held by WEST.

     Section 2.5 Conversion of FCOB Stock Options. At the Effective Time, each option with respect to FCOB Common Stock be converted into an option with respect to WEST Common Stock and become exercisable for the number of WEST Common Stock equal to the number of shares of FCOB Common Stock for which the holder held options multiplied by the Exchange Ratio (except that WEST shall not be required to issue or compensate the options holders for any fraction of a share of WEST Shares which would result from exercise of all or any part of said options), and be subject to the same unaccelerated vesting schedule and other existing terms of the FCOB options and other comparable terms, including without limitation a per share WEST exercise price equal to the former per share exercise price of the FCOB options divided by the Exchange Ratio.

     Section 2.6  Conversion of FCOB Common Stock.

     (a) Each share of FCOB Common Stock issued and outstanding prior to the Effective Time shall be converted into the right to receive WEST Common Stock equal to the amount of the Exchange
Ratio. The Exchange Ratio shall be adjusted as follows:

          (i) If the Average Closing Price is greater than $25.59, then the Exchange Ratio shall equal the product of
     (a) 0.888 and (b) a fraction, the numerator is equal to $25.59 and the denominator is equal to the Average Closing Price;

          Exchange Ratio =    0.888 X    $25.59
                                    -----------------
                                   Average Closing Price

          (ii) If the Average Closing Price is less than $18.91, then the Exchange Ratio shall equal the product of (a)
     0.888 and (b) a fraction, the numerator is equal to $18.91 and the denominator is equal to the Average Closing Price;

          Exchange Ratio =   0.888 X     $18.91
                                    -----------------
                                   Average Closing Price

     The Exchange Ratio is also subject to adjustment pursuant to
Section 8.1.13 if applicable.

     (b) The shares held by any shareholder who properly exercises dissenters' rights provided under the California Corporations Code, shall not be so converted and in lieu of such conversion shall be treated in accordance with the provisions of the California Corporations Code.

     Section 2.7 Fractional Shares. No fractional shares of WEST Common Stock shall be issued in the Merger. In lieu thereof, each holder of FCOB Common Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a) WEST Market Value Per Share by (b) the fraction of a share of WEST Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     Section 2.8 Exchange Procedures. On or as soon as practicable after the Effective Time, (i) WEST will deliver to the Exchange Agent: (i) certificates representing the number of shares of WEST Common Stock issuable in the Merger; and (ii) cash for the payout of fractional shares.

          2.8.1   Upon  surrender  to  the  Exchange  Agent   for
cancellation  of  one or more certificates  for  shares  of  FCOB
Common Stock ("FCOB Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, as promptly as practicable thereafter, deliver to each holder of such surrendered FCOB Certificates, certificates representing the appropriate number of shares of WEST Common Stock ("New Certificates") and/or checks for payment of cash in lieu of fractional shares, in respect of the FCOB Certificates. In no event shall the holders of FCOB Certificates be entitled to receive interest on cash amounts due them hereunder.

          2.8.2 Until a FCOB Certificate has been surrendered and exchanged as herein provided, each share of FCOB Common Stock represented by such FCOB Certificate shall represent, on and after the Effective Time, the right to receive the Exchange Ratio into which each such share of FCOB Common Stock shown thereon has been converted as provided by Section 2.6, including the right to vote such shares of WEST Common Stock. No dividends or other distributions that are declared on any shares of WEST Common Stock into which any shares of FCOB Common Stock have been converted at the Effective Time shall be paid to the holder of such FCOB shares until the FCOB Certificates evidencing such FCOB shares have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such holders. In no event shall the holders be entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          2.8.3 No transfer taxes shall be payable by any shareholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the FCOB Certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to WEST or the Exchange Agent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of WEST or the Exchange Agent that such taxes have been paid or are not payable.

          2.8.4 Any WEST Common Stock or cash delivered to the Exchange Agent and not distributed pursuant to this Section 2.8 at the end of nine months from the Effective Time, shall be returned to WEST, in which event the Persons entitled thereto shall look only to WEST for payment thereof.

          2.8.5 Notwithstanding anything to the contrary set forth in Sections 2.8.2 and 2.8.3 hereof, if any holder of FCOB Common Stock shall be unable to surrender such holder's FCOB Certificates because such FCOB Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity undertaking in form and substance and, if required, with surety satisfactory to the Exchange Agent and WEST.

          2.8.6 The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of WEST Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of WEST Common Stock for the account of the Persons entitled thereto.

          2.8.7 After the Effective Time, there shall be no further registration of transfers of the shares of FCOB Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, FCOB Certificates representing such shares of FCOB Common Stock are presented to WEST, they shall be canceled and exchanged for WEST Common Stock as provided in this Article 2.

     Section 2.9 Board of Directors of WEST and WAB following the Effective Time. At the Effective Time, the then existing Board of Directors of WEST shall remain the Board of Directors. At the Effective Time, the Board of Directors of WAB shall remain the Board of Directors of the Surviving Corporation.

     Section 2.10 Change of Structure. WEST and FCOB agree that WEST may change the structure of the Merger so long as the consideration received by FCOB shareholders under Section 2.6 hereof is not modified and the Closing of the Merger is not materially delayed.


       ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF FCOB

FCOB represents and warrants to WEST as follows:

     Section 3.1 Organization; Corporate Power; Etc. FCOB is a California state chartered banking corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. FCOB has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on FCOB or the ability of FCOB to consummate the transactions contemplated by this Agreement. FCOB has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all requisite Regulatory Approvals, FCOB will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby.

     Section  3.2  Licenses and Permits.  Except as disclosed  on
Schedule 3.2, FCOB has all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on FCOB or on the ability of FCOB to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of FCOB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

     Section  3.3   Subsidiaries.  Other than  as  set  forth  on
Schedule 3.3, there is no corporation, partnership, joint venture or other entity in which FCOB owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

     Section 3.4  Authorization of Agreement; No Conflicts.

          3.4.1 The execution and delivery of this Agreement and the Merger Agreement by FCOB, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of FCOB, subject only to the approval of this Agreement, the Merger Agreement and the Merger by FCOB's shareholders. This Agreement has been duly executed and delivered by FCOB and constitutes a legal, valid and binding obligation of FCOB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code and the California Financial Code, will constitute a legal, valid and binding obligation of FCOB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

          3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Agreement and the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of FCOB, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FCOB or any of its assets or properties, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on FCOB, or on WEST following consummation of the Merger; or (ii) will be cured or waived prior to the Effective Time.

     Section 3.5 Capital Structure. The authorized capital stock of FCOB consists of 10,000,000 shares of FCOB Common Stock, no par value per share. On the date of this Agreement, 825,871 shares of FCOB Common Stock were outstanding and 77,423 shares of FCOB Common Stock were reserved for issuance pursuant to outstanding FCOB Stock Options under the FCOB Stock Option Plan. All outstanding shares of FCOB Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. Except for the FCOB Stock Options described on Schedule 3.5 to this Agreement, FCOB does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which FCOB is a party or by which it is bound obligating FCOB to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of FCOB or obligating FCOB to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     Section 3.6 FCOB Filings. Since January 1, 1997, FCOB has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC; (b) the CDFI; (c) the OCC; (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings, and all reports sent to FCOB's shareholders during the three-year period ended December 31, 1999 (whether or not filed with any Regulatory Authority), are collectively referred to as the "FCOB Filings". Except to the extent prohibited by law, copies of the FCOB Filings have been made available to WEST. As of their respective filing or mailing dates, each of the past FCOB Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.7  Accuracy of Information Supplied.

          3.7.1 No representation or warranty of FCOB contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of FCOB to WEST in connection herewith and none of the information supplied or to be supplied by FCOB to WEST hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.7.2 None of the information supplied or to be supplied by FCOB or relating to FCOB and approved by FCOB which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by WEST in connection with the issuance of shares of WEST Common Stock in the Merger (including the Proxy Statement of FCOB and the Prospectus of WEST ("Proxy Statement/Prospectus") constituting a part thereof, (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of FCOB through the date of the meeting of shareholders of FCOB to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the
Merger, the issuance of any shares of WEST Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to WEST and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          3.7.3 FCOB has delivered or will deliver to WEST copies of: (a) the audited balance sheets as of December 31, 1999, 1998 and 1997 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Perry-Smith & Company, independent public accountants (the "FCOB Financial Statements"), and FCOB will hereafter until the Closing Date deliver to WEST copies of additional financial statements of FCOB as provided in Sections 5.1.1(iii) and 6.1.11(iii). The FCOB Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of FCOB as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, FCOB has delivered or made available to WEST copies of all management or other letters delivered to FCOB by its independent accountants in connection with any of the FCOB Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of FCOB issued at any time since January 1, 1997, and will make available for inspection by WEST or its representatives, at such times and places as WEST may reasonably request, reports and working papers produced or developed by such accountants or consultants.

     Section 3.8 Compliance with Applicable Laws. Except as disclosed on Schedule 3.8, to the Knowledge of FCOB, the respective businesses of FCOB are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on FCOB, or WEST at or following the Effective Time. Except as set forth in Schedule 3.8, to the Knowledge of FCOB no investigation or review by any Governmental Entity with respect to FCOB, other than regular bank examinations, is pending or threatened, nor has any Governmental Entity indicated to FCOB an intention to conduct the same.

     Section 3.9 Litigation. Except as set forth in Schedule 3.9, to the Knowledge of FCOB there is no suit, action or proceeding or investigation pending or threatened against or affecting FCOB which, if adversely determined, would have a Material Adverse Effect on FCOB; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against FCOB that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which FCOB is a named party of which FCOB has Knowledge, and except as disclosed on Schedule 3.9, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with FCOB's prior business practices.

     Section  3.10  Agreements with Banking Authorities.   Except
as set forth in Schedule 3.10, FCOB is not a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

     Section 3.11 Insurance. FCOB has in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule 3.11 contains a list of all policies of insurance and bonds carried and owned by FCOB. FCOB is not in default under any such policy of insurance or bond such that it can be canceled and all material current claims outstanding thereunder have been filed in timely fashion. FCOB has filed claims with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

     Section 3.12 Title to Assets other than Real Property. FCOB has good and marketable title to or a valid leasehold interest in all properties and assets (other than real property which is the subject to Section 3.13), used in its business, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for: (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) encumbrances as set forth in the FCOB Financial Statements; (c) current Taxes (including assessments collected with Taxes) not yet due which have been fully reserved for; (d) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use, or the ability of FCOB or its Subsidiary to sell or otherwise dispose of the property subject thereto or affected thereby; and (e) other matters as described in Schedule 3.12. All such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

     Section 3.13 Real Property. Schedule 3.13 is an accurate list and general description of all real property owned or leased by FCOB, including Other Real Estate Owned ("OREO"). FCOB has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of FCOB to dispose, of FCOB's interest in the property subject thereto or affected thereby; and (d) other matters as described in Schedule 3.13. FCOB has valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 3.13. To the best of FCOB's Knowledge, the activities of FCOB with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 3.13, FCOB enjoys quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Materially all buildings and improvements on real properties owned or leased by FCOB are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

     Section 3.14  Taxes.

          3.14.1   Filing  of Returns.  Except as  set  forth  on
Schedule 3.14.1, FCOB has duly prepared and filed or caused to be duly prepared and filed all federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of FCOB or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. Except as set forth on Schedule 3.14.1, no extension of time within which FCOB may file any Return is currently in force.

          3.14.2   Payment  of  Taxes.  Except  as  disclosed  on
Schedule 3.14.2 with respect to all amounts in respect of Taxes imposed on FCOB or for which FCOB is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of FCOB to taxing authorities or others on or before the date hereof have been paid.

          3.14.3 Audit History. Except as disclosed on Schedule 3.14.3, there is no review or audit by any taxing authority of any Tax liability of FCOB currently in progress of which FCOB has Knowledge. Except as disclosed on Schedule 3.14.3, FCOB has not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of FCOB for any period. FCOB currently has no unpaid deficiencies assessed by the Internal Revenue
Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of FCOB or any Subsidiaries filed for fiscal years ended on or after December 31, 1996 through the Closing Date, nor to the Knowledge of FCOB is there reason to believe that any material deficiency will be assessed.

          3.14.4  Statute of Limitations.  Except as disclosed on
Schedule 3.14.4, no agreements are in force or are currently being negotiated by or on behalf of FCOB for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises exist concerning Taxes of FCOB.

          3.14.5 Withholding Obligations. Except as set forth on Schedule 3.14.5, FCOB has withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

          3.14.6 Tax Liens. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by FCOB except for liens for Taxes that are not yet due and payable.

          3.14.7 Tax Reserves. FCOB has made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The FCOB Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the FCOB Financial Statements and all periods prior thereto.

          3.14.8 IRC Section 382 Applicability. FCOB, including any party joining in any consolidated return to which FCOB is not a member, has not undergone an "ownership change" as defined in IRC Section 382(g) within the "testing period" (as defined in IRC
Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

          3.14.9 Disclosure Information. Within 45 days of the date of this Agreement, FCOB will deliver to WEST a schedule setting forth the following information with respect to FCOB and as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) FCOB's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to FCOB; and (c) the amount of any deferred gain or loss allocable to FCOB and arising out of any deferred intercompany transactions.

     Section 3.15 Performance of Obligations. FCOB has performed all material obligations required to be performed by it to date and FCOB is not in material default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on FCOB. To the Knowledge of FCOB, and except as disclosed on
Schedule 3.15 or in the portion of Schedule 3.16 that identifies 90-day past due or classified or nonaccrual loans, no party with whom FCOB has an agreement that is of material importance to the businesses of FCOB is in default thereunder.

     Section 3.16  Loans and Investments.  Except as set forth on
Schedule 3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of FCOB are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on Schedule 3.16, as of December 31, 1999, no loans or investments held by FCOB are: (i) more than ninety (90) days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by FCOB or any banking regulators; or (iii) on a nonaccrual status in accordance with FCOB's loan review procedures. Except as set forth on Schedule 3.16, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit made by FCOB to any Affiliates of FCOB are disclosed on
Schedule 3.16. For outstanding loans or extensions of credit where the original principal amounts are in excess of $50,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to FCOB and to FCOB's Knowledge, is still in full force and effect.

     Section  3.17  Brokers and Finders.  Except as set forth  on
Schedule 3.17, FCOB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, or the Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. FCOB agrees to indemnify and hold harmless WEST and its affiliates, and to defend with counsel selected by WEST and reasonably satisfactory to FCOB, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 3.17.

     Section 3.18 Material Contracts. Schedule 3.18 to this Agreement contains a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which FCOB is a party as of the date of this Agreement, except for loans and other extensions of credit made by FCOB in the ordinary course of its business and those items specifically disclosed in the FCOB Financial Statements.

     Section 3.19 Absence of Material Adverse Effect. Since January 1, 2000, the business of FCOB has been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which to FCOB's Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on FCOB.

     Section 3.20 Undisclosed Liabilities. Except as disclosed on Schedule 3.20, to FCOB's Knowledge FCOB has no liabilities or obligations, either accrued, contingent or otherwise, that are material to FCOB and that have not been: (a) reflected or disclosed in the FCOB Financial Statements; or (b) incurred subsequent to December 31, 1999 in the ordinary course of business. FCOB has no Knowledge of any basis for the assertion against FCOB of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on FCOB that is not fully and fairly reflected and disclosed in the FCOB Financial Statements or on
Schedule 3.20.

     Section 3.21  Employees; Employee Benefit Plans; ERISA.

          3.21.1 All material obligations of FCOB for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the FCOB Financial Statements and paid when due. All material obligations of FCOB, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to their respective directors, officers, employees or agents have been properly accrued on the FCOB Financial Statements for the periods covered thereby and paid when due. There are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the Knowledge of FCOB, attempts to unionize or controversies threatened between FCOB or any of its Affiliates and or relating to, any of their employees that are likely to have a Material Adverse Effect on FCOB, taken as a whole. FCOB is not a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.21.1, FCOB is not a party to a written employment contract with any of its employees  and  there are no understandings with respect  to  the employment of any officer or employee of FCOB which are not terminable by FCOB without liability on not more than thirty (30) days' notice. Except as disclosed in the FCOB Financial Statements for the periods covered thereby, all material sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and all material benefit obligations under any Employee Plan (as defined in Section 3.21.3 hereof) or any Benefit Arrangement (as defined in Section 3.21.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on Schedule 3.21.1, no director, officer or employee of FCOB is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Merger Agreement. To FCOB's Knowledge, FCOB has materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, the Fair Labor Standards Act of 1938, as amended, and the Americans with Disabilities Act.

          3.21.2   FCOB  has  delivered  as  Schedule  3.21.2   a
complete list of:

               (a) All current employees of FCOB together with each employee's tenure with FCOB, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

               (b) All Employee Plans and Benefit Arrangements, including all plans or practices providing for current compensation or accruals for active employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

          3.21.3 Except as disclosed on Schedule 3.21.3, FCOB does not maintain, administer or otherwise contribute to any "employee benefit plan," as defined in Section 3(3) of ERISA, which  is  subject  to  any provisions of ERISA  and  covers  any employee, whether active or retired, of FCOB or any of its Subsidiaries (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered or made available to WEST, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of FCOB or its Subsidiaries, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the IRC, and none of FCOB has been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the Employee Plans of FCOB is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan that is intended to be qualified under Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and FCOB is not aware of any fact which has occurred that would cause the loss of such qualification or exemption.

          3.21.4 Except as disclosed in Schedule 3.21.4, FCOB does not maintain (other than base salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of FCOB or for any class or classes of such directors, officers or employees. Except as disclosed in Schedule 3.21.4, FCOB does not maintain any group or individual health insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of FCOB, whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this Section 3.21.4, copies of which have been delivered or made available to WEST, shall be herein referred to as a "Benefit Arrangement."

          3.21.5 All Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangement, materially comply with or will be amended to materially comply with applicable legal requirements. Neither FCOB, nor any Employee Plan nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, that could subject FCOB or WEST to liability under Section 409 or 502(i) of ERISA or
Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to FCOB's Knowledge, no employee of FCOB, nor any fiduciary of any Employee Plan, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject FCOB or any of its Subsidiaries to liability if FCOB or any such Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in
Schedule 3.21.5, FCOB has not failed to make any material contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

          3.21.6 Except as set forth on Schedule 3.21.6, no Employee Plan or Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such Employee Plan. Except as set forth on Schedule 3.21.6, to FCOB's Knowledge there is no pending or threatened legal action, proceeding or investigation against any Employee Plan that could result in material liability to such Employee Plan, other than routine claims for benefits, and there is no basis for any such legal action, proceeding or investigation.

          3.21.7 Each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(g)(2)) materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

          3.21.8 Except as disclosed in Schedule 3.21.8, FCOB does not maintain any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by FCOB or Affiliates or pursuant to which any other benefit will accrue or vest in any director, officer or employee of FCOB or Affiliate thereof, in either case as a result of the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

     Section 3.22 Powers of Attorney. No power of attorney or similar authorization given by FCOB thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

     Section  3.23  Hazardous Materials.  Except as set forth  on
Schedule 3.23:

          3.23.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of FCOB and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on any of the FCOB Properties (as defined below), FCOB has not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To FCOB's Knowledge, no material amount of Hazardous Substances has been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 1997, or which is currently or during the past three years was leased, by FCOB, including OREO (collectively, the "FCOB Properties"), or to FCOB's Knowledge, on or in any real property in which FCOB now holds any security interest, mortgage or other lien or interest ("FCOB Collateralizing Real Estate"), except for (i) matters disclosed on Schedule 3.23; and (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such FCOB Properties. To FCOB's Knowledge, no activity has been undertaken on any of the FCOB Properties since January l, 1997, and to the Knowledge of FCOB no activities have been or are being undertaken on any of the FCOB Collateralizing Real Estate, that would cause or contribute to:

               (a)    any   of  the  FCOB  Properties   or   FCOB
Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

               (b) a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

               (c) the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, as amended, 42 U.S.C. 7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the FCOB Property or FCOB Collateralizing Real Estate involved.

          3.23.2 Except as disclosed on Schedule 3.23, to the Knowledge of FCOB, there are not, and never have been, any underground storage tanks located in or under any of the FCOB
Properties or the FCOB Collateralizing Real Estate.

          3.23.3 FCOB has not received any written notice of, and to the Knowledge of FCOB has not received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the FCOB Properties or FCOB Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the FCOB Properties or FCOB Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of FCOB, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

          3.23.4    "Hazardous   Substances"   shall   mean   any
hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental
Entity, or any of their agencies.

     Section 3.24 Stock Options. Schedule 3.5 to this Agreement contains a description of the FCOB Stock Option Plan and list of all FCOB Stock Options outstanding, indicating for each: (a) the grant date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by optionee.

     Section  3.25  Parachute Payments.  Except as set  forth  in
Schedule 3.25, the consummation of the Merger will not entitle any director, officer or employee of FCOB to any payment that would constitute a parachute payment under IRC 280G

     Section 3.26 Risk Management Instruments. Neither FCOB nor any Subsidiary of FCOB is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (i) are referred to generally as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business consistent with safe and sound banking practices and regulatory guidance and previously disclosed to WEST.


       ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF WEST

     WEST and WAB represents and warrants to FCOB that:

     Section 4.1 Organization; Corporate Power; Etc. WEST is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. WEST is a bank holding company registered under the BHCA. Each of WEST's Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on WEST taken as a whole or the ability of WEST to consummate the transactions contemplated by this Agreement. WEST has all requisite corporate power and authority to enter into this
Agreement  and,  subject  to obtaining all  Requisite  Regulatory
Approvals, WEST will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. WEST is the sole shareholder of WAB. WAB is a state chartered banking corporation licensed to conduct banking business in California. WAB is a member of the Federal Reserve System. WAB's deposits are insured by the FDIC in the manner and to the full extent provided by law.

     Section  4.2  Licenses and Permits.  Except as disclosed  on
Schedule 4.2, WEST and WAB have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on WEST taken as a whole, or on the ability of WEST to consummate the transactions contemplated by this Agreement.

     Section 4.3  Authorization of Agreement; No Conflicts

          4.3.1 The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of WEST. This Agreement has been duly executed and delivered by WEST and constitutes a legal, valid and binding obligation of WEST, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code, will constitute a legal, valid and binding obligation of WEST and WAB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

          4.3.2 Except as discussed on Schedule 4.3, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of WEST, or any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WEST or any of its assets or properties or any of its Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on WEST taken as a whole; or (ii) will be cured or waived prior to the Effective Time.

     Section 4.4 Capital Structure of WEST. The authorized capital stock of WEST consists of 150,000,000 shares of WEST
Common Stock, no par value per share, 1,000,000 shares of WEST Class "B" Common Stock and 1,000,000 shares of WEST preferred stock. On December 31, 1999 37,124,734 shares of WEST Common Stock were outstanding, 1,066,707 shares of WEST Common Stock were reserved for issuance pursuant to employee stock option and other employee stock plans (the "WEST Stock Plans"), and no shares of WEST Class "B" Common Stock and WEST preferred stock were outstanding or were reserved for issuance by WEST. All outstanding shares of WEST Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. The issuance of the shares of WEST Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of WEST, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued, fully paid and nonassessable shares of WEST Common Stock, and will not have been issued in violation of any preemptive or similar rights of any Person. As of the date of this Agreement, and except for this Agreement, the WEST Stockholders Rights Plan and the WEST Stock Plans, WEST does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which WEST is a party or by which it is bound obligating WEST to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of WEST or obligating WEST to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     Section 4.5 WEST Filings. Since January 1, 1997, WEST has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Federal Reserve or any Federal Reserve Bank; (b) the CDFI; (c) the SEC; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings including the WEST Financial Statements are collectively referred to as the "WEST Filings". Except to the extent prohibited by law, copies of the WEST Filings have previously been made available to FCOB. As of their respective filing or mailing dates, each of the past WEST Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.6  Accuracy of Information Supplied.

          4.6.1 No representation or warranty of WEST contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of WEST or any of its Subsidiaries to FCOB in connection herewith and none of the information supplied or to be supplied by WEST to FCOB hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.6.2   None  of  the  information supplied  or  to  be
supplied  by  WEST  or  relating to WEST  which  is  included  or incorporated by reference in (i) the Registration Statement in connection the issuance of shares of WEST Common Stock in the Merger will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of FCOB through the date of the meeting of shareholders of FCOB to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of WEST Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to FCOB) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          4.6.3 WEST has delivered or will deliver to FCOB copies of: (a) the audited balance sheets of WEST and its
Subsidiaries as of December 31, 1999, 1998 and 1997 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by KPMG, LLP and its predecessors, independent public accountants (the "WEST Financial Statements"). The WEST Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of WEST and its Subsidiaries as of the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount).

     Section 4.7 Compliance With Applicable Laws. Except as disclosed on Schedule 4.7, to the best of WEST's Knowledge, the respective businesses of WEST and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on WEST and its Subsidiaries, taken as a whole. No investigation or review by any Governmental Entity with respect to WEST is pending or, to the Knowledge of WEST, threatened, nor has any Governmental Entity indicated to WEST an intention to conduct the same, other than regular bank examinations and those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on WEST and its Subsidiaries, taken as a whole.

     Section 4.8 Performance of Obligations. WEST has performed all material obligations required to be performed by them to date and WEST is not in material default under or in material breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on WEST.

     Section 4.9 Absence of Material Adverse Effect. Since January 1, 2000, no event or circumstance has occurred or is expected to occur which to WEST's Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on WEST and its Subsidiaries, taken as a whole.

     Section 4.10 Undisclosed Liabilities. Except as disclosed on Schedule 4.10, none of WEST or any of its Subsidiaries to WEST's Knowledge has any liabilities or obligations, either accrued, contingent or otherwise, that are material to WEST and its Subsidiaries, taken as a whole, and that have not been: (a) reflected or disclosed in the WEST Financial Statements; or (b) incurred subsequent to December 31, 1999 in the ordinary course of business. WEST has no Knowledge of any basis for the assertion against WEST or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on WEST and its Subsidiaries, taken as a whole, that is not fairly reflected in the WEST Financial Statements or on
Schedule 4.10.


               ARTICLE 5.  ADDITIONAL AGREEMENTS

     Section 5.1  Access to Information, Due Diligence, etc.

          5.1.1 Upon reasonable notice, FCOB shall permit WEST and its accountants, counsel and other representatives reasonable access to their officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, and shall furnish or provide access to WEST as soon as practicable, (i) a copy of each of FCOB's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of FCOB shall be furnished to WEST at least 15 Business Days prior to the proposed date of filing thereof and shall not be filed without the prior approval of
WEST, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by FCOB during such period with any Regulatory Authority or the Internal Revenue Service, as to documents other than related to employees or customers and other than those distributed to banks generally;
(iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of FCOB as of the end of such month; and (iv) all other information concerning FCOB's business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as WEST may reasonably request.

          5.1.2 Until the Effective Time, a representative of WEST shall be entitled and shall be invited to attend meetings of the Board of Directors of FCOB and of the Loan Committee of FCOB, and at least five (5) days' prior written notice of the dates, times and places of such meetings shall be given to WEST except that in the case of special meetings WEST shall receive the same number of days' prior notice as FCOB's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by FCOB, (ii) involve discussions between such Board of Directors or such Loan Committee and legal counsel for FCOB that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of WEST, or (iii) constitute the Executive Session of any Board of Directors meeting.

          5.1.3 WEST and FCOB each agrees to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law) any information received from the other, unless and until such documents and other information otherwise becomes publicly available or unless the disclosure of such information is authorized by each party. In the event of termination of this Agreement for any reason, the parties shall promptly return, or at the election of the other party destroy, all nonpublic documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

     Section 5.2  Shareholder Approval.

          5.2.1 FCOB shall promptly call a meeting of its shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is declared effective by the SEC, but in no event later than July 1, 2000, for the purpose of approving this Agreement and authorizing the Merger Agreement and the Merger. FCOB's Board of Directors will recommend to the shareholders approval of this Agreement, the Merger Agreement and the Merger; provided, however, that FCOB's Board of Directors may withdraw its recommendation if such Board of Directors believes in good faith (based on a written opinion of a financial advisor that is experienced in evaluating the fairness of Acquisition Proposals) that a FCOB Superior Proposal (defined below) has been made and shall have determined in good faith, after consultation with and based on written advice of its outside legal counsel, that the withdrawal of such recommendation is necessary for FCOB's Board of Directors to comply with its fiduciary duties under applicable law.

          5.2.2 If the Merger is approved by vote of the shareholders of FCOB, then, within ten (10) days thereafter FCOB shall send a Dissenting Shareholder Notice to each recordholder of any Dissenting Shares.

     Section 5.3  Taking of Necessary Action

          5.3.1   Subject  to  the terms and conditions  of  this
Agreement,  each  of  the  parties  hereto  agrees,  subject   to
applicable  laws  and the fiduciary duties of  FCOB's  or  WEST's
Boards of Directors, as advised in writing by their respective counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, WEST and FCOB will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of WEST or FCOB advisable for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of FCOB, the proper officers or directors of WEST, WAB or FCOB, as the case may be, shall take all such necessary action. Notwithstanding the foregoing, nothing in this Agreement shall be construed to require FCOB to take any action (or omit to take any action) which may affect the Exchange Ratio, except as may be specifically provided for or required by this Agreement.

          5.3.2   The  obligations of FCOB contained  in  Section
6.2.5 of this Agreement shall continue to be in full force and effect despite any Default under Section 6.2.5 or FCOB's receipt of a FCOB Superior Proposal (defined below) and any Default under
Section 6.2.5 by FCOB shall entitle WEST to such legal or equitable remedies as may be provided in this Agreement or by law notwithstanding that any action or inaction of the Board of Directors or officers of the defaulting party which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of such party's Board of Directors and officers to its shareholders.

          5.3.3 FCOB shall use its best efforts to cause each director, executive officer and other person who is an "Affiliate" of FCOB (for purposes of Rule 145 under the Securities Act) to deliver to WEST, on the date of this Agreement, a written agreement in the form attached hereto as
Exhibit 5.3 (the "Affiliates Agreement").

     Section 5.4  Registration Statement and Applications.

          5.4.1 WEST and FCOB will cooperate and jointly prepare and file as promptly as practicable the Registration Statement, the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement.  Each  of  WEST  and
FCOB shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and FCOB shall thereafter mail the Proxy Statement/Prospectus to the shareholders of FCOB. Each party will furnish all financial or other information, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

          5.4.2 Each party shall provide to the other at the request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals; and
(ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

     Section 5.5  Expenses.

          5.5.1 Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same.

          5.5.2 FCOB shall use its best efforts to ensure that its attorneys, accountants, financial advisors, investment bankers and other consultants engaged by them in connection with the transaction contemplated by this Agreement submit full and final bills on or before the Closing Date and that such expenses are properly reflected on the books of FCOB.

     Section 5.6  Notification of Certain Events.

          5.6.1 FCOB shall provide to WEST, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

          5.6.2 WEST shall provide to FCOB, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of
Section 6.3 and 6.4, which notice shall provide reasonable detail as to the subject matter thereof.

          5.6.3 Each party shall promptly advise the others in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on such party or on its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

          5.6.4 FCOB and WEST shall immediately notify the other in writing in the event that such party becomes aware that the Registration Statement or Proxy Statement/Prospectus at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Proxy Statement/Prospectus otherwise is required to be amended and supplemented, which notice shall specify, in reasonable detail, the circumstances thereof. WEST shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act. If the amendment or supplement so required relates to information concerning or provided by FCOB, the out-of-pocket costs and expenses of preparing, filing and disseminating such amendment or supplement shall be borne by FCOB.

     Section 5.7 Closing Schedules. FCOB has delivered to WEST on or before the date of this Agreement all of the Schedules to this Agreement which FCOB is required to deliver to WEST hereunder (the "FCOB Schedules"). WEST has delivered to FCOB on or before the date of this Agreement all of the Schedules to this Agreement which WEST is required to deliver to FCOB hereunder ( the "WEST Schedules"). Immediately prior to the Closing Date, FCOB shall have prepared updates of the FCOB Schedules provided for in this Agreement and shall deliver to WEST revised schedules containing the updated information (or a certificate signed by FCOB's Chief Executive Officer stating that there have been no changes on the applicable schedules); and WEST shall have prepared updates of the WEST Schedules provided for in this Agreement and shall deliver to FCOB revised Schedules containing updated information (or a certificate signed by WEST's Chief Executive Officer stating that there has been no change on the applicable schedules). Such updated schedules shall sometimes be referred to collectively, as the "Closing Schedules." The Closing Schedules shall be dated as of the day prior to the Closing Date and shall contain information as of the day prior to the Closing Date or as of such earlier date as is practicable under the circumstances. In the event the Closing Schedules disclose an event, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on FCOB, on the one hand, or on WEST, on the other hand, or on consummation of the transactions contemplated by this Agreement, that was not disclosed in the previously delivered Schedules hereto, the party delivering such Closing Schedules (the "Affected Party") shall so notify the other party in the letter of transmittal for such Closing Schedules, the Closing Date shall be delayed for seven (7) Business Days and such other party shall be entitled to terminate this Agreement within five (5) Business Days after receiving such Closing Schedules that disclose such event, occurrence or circumstance. In the event of any such termination, the terminating party shall have no liability for such termination. The Affected Party shall have no liability to the terminating party in such an event unless (i) as a result of the existence of such event, occurrence or circumstance so disclosed in the Closing Schedules any of the representations or warranties of the Affected Party contained in this Agreement are found to have been untrue in any material respect as of the date of this Agreement, or (ii) the event, occurrence or circumstance could have been prevented in the exercise of reasonable diligence by any officers or directors of the Affected Party, in either of which cases the Affected Party shall be liable to the terminating party for Liquidated Damages as provided in Section 8.5 hereof.

     Section 5.8 Additional Accruals/Appraisals. Immediately prior to the Closing Date, at WEST's request, FCOB shall, consistent with GAAP and applicable banking regulations, establish such additional accruals and reserves as may be necessary to conform FCOB's accounting and credit and OREO loss reserve practices and methods to those of WEST, provided, however, that no accrual or reserve made by FCOB pursuant to this
Section 5.8, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on FCOB resulting from FCOB's compliance with this Section 5.8, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

     Section  5.9   Employee  Plans.  Immediately  prior  to  the
Closing Date, at WEST's request, FCOB shall terminate any Employment Plan or Benefit arrangement, provided, however, that no accrual or reserve made by FCOB as a result of a termination requested by WEST pursuant to this Section 5.9, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on FCOB resulting from FCOB's compliance with this Section 5.9, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.


                ARTICLE 6.  CONDUCT OF BUSINESS

     Section 6.1 Affirmative Conduct of FCOB. During the period from the date of execution of this Agreement through the Effective Time, FCOB shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all state-chartered banks or all nonmember banks insured by the FDIC and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

          6.1.1   Use  its  commercially reasonable  efforts,  or
cooperate   with  others,  to  expeditiously  bring   about   the
satisfaction of the conditions specified in Article 7 hereof;

          6.1.2 Advise WEST promptly in writing of any change that would have a Material Adverse Effect on it, or of any matter which would make the representations and warranties set forth in
Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

          6.1.3   Keep  in  full  force and  effect  all  of  its
existing  material  permits  and  licenses  and  those   of   its
Subsidiaries;

          6.1.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify WEST in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

          6.1.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on FCOB;

          6.1.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on FCOB;

          6.1.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

          6.1.8 Maintain its tangible assets and properties in good condition and repair, normal wear and tear excepted in accordance with prior practices;

          6.1.9 Promptly advise WEST in writing of any event or any other transaction within the Knowledge of FCOB, whereby any Person or related group of Persons acquires, or proposes to acquire, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of FCOB Common Stock either prior to or after the record date fixed for the FCOB shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

          6.1.10 (a) Maintain a reserve for loan and lease losses ("Loan Loss Reserve") at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in FCOB's portfolio of loans and leases, in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

               (b) Charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by FCOB, FCOB has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;

          6.1.11 Furnish to WEST, as soon as practicable, and in any event within fifteen (15) days after it is prepared: (i) a copy of any report submitted to the Board of Directors of FCOB and access to the working papers related thereto, provided, however, that FCOB need not furnish WEST any materials relating to deliberations of FCOB's Board of Directors with respect to its approval of this Agreement, communications of FCOB's legal counsel with the Board of Directors or officers of FCOB regarding FCOB's rights against or obligations to WEST or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to FCOB or filed with or received from any CDFI, FDIC or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for FCOB and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for FCOB, in each case prepared on a basis consistent with past practice; and (iv) such other reports as WEST may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to FCOB. Each of the financial statements of FCOB delivered pursuant to this
Section 6.1.11 shall be accompanied by a certificate of the Chief Financial Officer of FCOB to the effect that such financial statements fairly present the financial information presented therein of FCOB for the periods covered and as of the dates indicated, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice;

          6.1.12 FCOB agrees that through the Effective Time, as of their respect dates, (i) each FCOB Filing will be true and complete in all material respects; and (ii) each FCOB Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such FCOB Filings that is intended to present the financial position of FCOB during the periods involved to which it relates will fairly present in all material respects the financial position of FCOB and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

          6.1.13  Maintain reserves for contingent liabilities in
accordance   with   GAAP  or  applicable  regulatory   accounting
principles and consistent with past practices;

          6.1.14 Inform WEST of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Assets"). FCOB will furnish to WEST, as soon as practicable, and in any event within fifteen (15) days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category;
(ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000); (iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers); (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type;

          6.1.15 Furnish to WEST, upon WEST's request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type; (ii) loans or leases (including any commitments) by FCOB to any director or officer (at or above the Vice President level) of FCOB or to any Person holding 5% or more of the capital stock of FCOB, including, with respect to each such loan or lease, the identity and, to the best Knowledge of FCOB, the relation of the borrower to FCOB, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000); and

          6.1.16 Make available to WEST copies of each credit authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $50,000 or more (on a noncumulative basis) for secured loans or secured extensions of credit, $50,000 in the case of unsecured loans or unsecured extensions of credit, and renewals of any classified or criticized loans which are considered by FCOB after the date of this Agreement, concurrently with submission to FCOB's loan committee.

     Section 6.2 Negative Covenants of FCOB. During the period from the date of execution of this Agreement through the Effective Time, FCOB agrees that without WEST's prior written consent, it shall not and its Subsidiaries shall not:

          6.2.1 (a) Declare or pay any dividend or make any other distribution in respect of any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(c) repurchase or otherwise acquire any shares of its capital stock;

          6.2.2 Take any action that would or might result in any of the representations and warranties of FCOB set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

          6.2.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of FCOB or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing, except in connection with the issuance of FCOB Common Stock pursuant to the exercise of FCOB Stock Options;

          6.2.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement;

          6.2.5 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than WEST, and its representatives) concerning any such solicited Acquisition Proposal. FCOB shall notify WEST immediately if any inquiry regarding an Acquisition Proposal is received by FCOB, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than WEST would acquire or participate in a merger or other business combination or reorganization involving FCOB; (b) proposal by which any Person or group, other than WEST, would acquire the right to vote ten percent (10%) or more of the capital stock of FCOB entitled to vote for the election of directors; (c) acquisition of the assets of FCOB other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of FCOB, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent FCOB or FCOB's Board of Directors from
(i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of FCOB, if and only to the extent that (A) the Board of Directors of FCOB has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to FCOB's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "FCOB Superior Proposal") and FCOB's Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for FCOB to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, FCOB's Board of Directors has received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between FCOB and WEST, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

          6.2.6 Acquire or agree to acquire by merging, consolidating with, or by purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material to FCOB, other than in the ordinary course of business consistent with prior practice;

          6.2.7 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to FCOB, except in the ordinary course of business consistent with prior practice and after Notice to and consultation with WEST. WEST shall respond to FCOB within five (5) business days of Notice by FCOB which contains all appropriate documents;

          6.2.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of FCOB or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

          6.2.9 Enter into any Understanding, except: (a) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in its ordinary course of business consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; (b) commitments to make loans or other extensions of credit in the ordinary course of business consistent with prior practice; and (c) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time;

          6.2.10 Make or enter into a commitment to make any loan or other extension of credit in a secured amount in excess of $50,000, and an unsecured amount in excess of $50,000 and a renewal of any criticized or classified loan; provided further for purposes of this Section 6.2.10, if WEST has not provided written objection to FCOB within five (5) days of Notice by FCOB, WEST shall have consented to such commitment, loan or extension of credit. Notice by FCOB for this Section 6.2.10 shall mean WEST's receipt of all written material presented to FCOB's loan committee or other persons authorized to approve such loans. Any objection of WEST for any loan or extension of credit under this
Section 6.2.10 shall be in writing and shall include a full description of the rationale for objection. Further provided that WEST shall not object to any commitment, loan or extension of credit that is made by FCOB in the ordinary course of business and consistent with safe and sound underwriting practices. In case of any disagreement with respect to approval of a loan or extension of credit made under this Section 6.2.10, the disagreement shall be referred to FCOB's third party loan review consultant, whose decision shall bind the parties;

          6.2.11 Except in the ordinary course of business consistent with prior practice or as required by an existing contract, and provided prior disclosure thereof has been made in
Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person;

          6.2.12 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

          6.2.13 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on December 31, 1999 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

          6.2.14 Make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $20,000 individually or $100,000 in the aggregate;

          6.2.15 Renew, extend or amend any existing employment contract or agreement, enter into any new employment contract or agreement or make any bonus or any special or extraordinary payments to any Person;

          6.2.16 Acquire any investment security, other than U.S. Treasury Securities with a term to maturity of less than one year;

          6.2.17 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by WEST, which approval will not be unreasonably withheld, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to WEST for its approval, which it shall not unreasonably withhold or delay;

          6.2.18 Except as contemplated in this Agreement, terminate any Employee Plan or Benefit Arrangement;

          6.2.19 Change its fiscal year or methods of accounting in effect at December 31, 1999, except as required by changes in GAAP or regulatory accounting principles as concurred to by FCOB's independent public accountants or by Section 5.8 of this Agreement;

          6.2.20   Take  or  cause to be taken any  action  which
would  disqualify  the  Merger as a "reorganization"  within  the
meaning   of   Section  368(a)  of  the   IRC   as   a   tax-free
reorganization;

          6.2.21 Take or cause to be taken into OREO any commercial property without an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to WEST prior to taking such property into OREO;

          6.2.22 Make any new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by FCOB. WEST shall be deemed to have consented in writing to any election FCOB shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of WEST in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) WEST shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election;

          6.2.23 Incur any merger-related expenses (including attorneys', accountants' and advisors' fees, meeting costs, printing and mailing costs, and retention payments to employees not made under existing contract provisions), but not including contractual change-of-control payments to employees under existing agreements, in excess of $200,000 in the aggregate; provided, if FCOB determines in good faith that compliance with other terms of this Agreement requires it to make additional noncontractual retention payments to employees, FCOB may, after reasonable notice to and consultation with WEST, make such additional payments not to exceed $17,500 in the aggregate; or

          6.2.24 Materially change its pricing practices on loans or deposit products.

     Section 6.3 Affirmative Conduct of WEST. During the period from the date of execution of this Agreement through the Effective Time, WEST shall carry on its business in a reasonable manner consistent with applicable laws and use all commercially reasonable efforts to preserve intact its business organization and preserve its relationships with customers; and, to these ends, shall fulfill each of the following:

          6.3.1   Use  its  commercially reasonable  efforts,  or
cooperate   with  others,  to  expeditiously  bring   about   the
satisfaction of the conditions specified in Article 7 hereof;

          6.3.2 Advise FCOB promptly in writing of any change that would have a Material Adverse Effect on it or of any matter which would make the representations and warranties set forth in
Article 4 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

          6.3.3 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on FCOB;

          6.3.4 Duly and timely file as and when due all material regulatory reports and Returns required to be filed with any Governmental Entity; and

          6.3.5 File all necessary applications with the Federal Reserve and CDFI for the transaction as soon as possible, but no later than May 15, 2000 and furnish to FCOB, as soon as practicable, and in any event within fifteen days after it has prepared all applications to be submitted to the Federal Reserve and CDFI for approval of the Merger.

     Section 6.4 Negative Covenants of WEST. During the period from the date of execution of this Agreement through the Effective Time, WEST agrees that without FCOB's prior written consent, it shall not and its Subsidiaries shall not:

          6.4.1  Declare or pay any extraordinary dividend;

          6.4.2 Take any action that would or might result in any of the representations and warranties of WEST set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied or otherwise materially delay or impair completion of the Merger, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority; or

          6.4.3 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of
Section 368(a) of the IRC as a tax-free reorganization.


          ARTICLE 7.  CONDITIONS PRECEDENT TO CLOSING

     Section  7.1   Conditions to the Parties' Obligations.   The
obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

          7.1.1   This  Agreement, the Merger Agreement  and  the
Merger shall have been validly approved by the holders of a majority of the outstanding shares of FCOB Common Stock entitled to vote;

          7.1.2 All permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of any party to be affected by such condition is materially burdensome upon such party or its respective Affiliates or the Surviving Corporation;

          7.1.3 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Government Entity which:
(i) makes the consummation of the Merger illegal; (ii) requires the divestiture by WEST of any material asset or of a material portion of the business of WEST; or (iii) imposes any condition upon WEST or its Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of WEST would be materially burdensome;

          7.1.4 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity or any other Person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby;

          7.1.5 WEST and FCOB shall have received an opinion from KPMG, LLP, dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to WEST and FCOB, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that WEST and FCOB will each be a party to that reorganization within the meaning of Section 368(b) of the IRC;

          7.1.6 WEST and FCOB shall have received opinions of counsel for the other party in substantially the forms previously agreed to by the parties as set forth in Exhibits 7.1.6A and 7.1.6B, respectively, dated as of the Closing Date;

          7.1.7 No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by this Agreement or the Merger Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions; and

     Section   7.2    Conditions  to  WEST's   Obligations.   The
obligations of WEST to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by WEST) of each of the following conditions:

          7.2.1 Except as otherwise provided in this Section 7.2, (a) the representations and warranties of FCOB contained in
Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated hereby; (b) FCOB shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on FCOB, or upon the consummation of the transactions contemplated hereby;
(c) none of the events or conditions entitling WEST to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) FCOB shall have delivered to WEST certificates dated the date of the Effective Time and signed by the President and Chief Executive Officer to the effect set forth in Subsections 7.2.1(a), (b) and (c);

          7.2.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Merger required to be obtained from any Person under any agreement, contract or license to which FCOB is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on FCOB, the Surviving Corporation or WEST at or following the Effective Time, or on the transactions contemplated by this Agreement;

          7.2.3 FCOB shall have delivered its Closing Schedules to WEST on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the FCOB Schedules (or in the FCOB Financial Statements) delivered on the date of execution of this Agreement that has had, would have, or could be reasonably likely to have, a Material Adverse Effect on FCOB, the Surviving Corporation or
WEST at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

          7.2.4   Between  the  date of this  Agreement  and  the
Effective Time, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on FCOB, and WEST shall have received a certificate signed on behalf of FCOB by the President and Chief Executive Officer of FCOB to such effect;

          7.2.5 Counsel for WEST shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to WEST hereunder or that are reasonably requested by such counsel;

          7.2.6 The sale of the WEST Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked;

          7.2.7 FCOB shall have delivered to WEST not later than the date of this Agreement all of the executed Affiliate
Agreements in the form attached hereto as Exhibit 5.3.

          7.2.8 FCOB shall not be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of any of its respective businesses, prospects and operations, so as to have a Material Adverse Effect;

          7.2.9 All of FCOB's director-shareholders shall have delivered to WEST on the date of this Agreement the Director-
Shareholder  Agreements in the form attached  hereto  as  Exhibit
7.2.9; and

          7.2.10 FCOB's shareholders' equity as of the Determination Date shall be no less than the December 31, 1999 shareholders' equity of FCOB plus eighty five percent (85%) of the budgeted income for FCOB as of such date pursuant to the Year 2000 budget provided by FCOB to WEST. For purposes of this
Section 7.2.10 and the calculation of shareholders' equity as of the Determination Date, FCOB shall not be required to expense the following: (a) merger-related expenses permitted under Section
6.2.23 up to $200,000; (b) contractual change-of-control payments to employees under existing agreements; or (c) any other item that WEST agrees in writing need not be expensed for purposes of this Section 7.2.10. To confirm compliance with this Section, a reasonable period before Closing FCOB shall provide to WEST a certificate of its chief financial officer, dated after the Determination Date, as to FCOB's shareholders' equity as of the Determination Date, calculated in accordance with this Section, and written assurance of FCOB's independent accountants under, or consistent with the standards of, SAS 71 to the effect that the accountants are not aware that the financial statements of FCOB from which shareholders' equity is determined for purposes of this Section require any material modifications in order to comply with GAAP. WEST shall be permitted reasonable review and inquiry with respect to the calculation of shareholders' equity and the supporting certificate and accountant's assurance.

     Section   7.3    Conditions  to  FCOB's  Obligations.    The
obligations of FCOB to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by FCOB) of each of the following conditions:

          7.3.1 Except as otherwise provided in this Section 7.3, (a) the representations and warranties of WEST contained in
Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on WEST or upon consummation of the transactions contemplated hereby; (b) WEST shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on WEST, taken as a whole, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling FCOB to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) WEST shall have delivered to FCOB certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in Subsections 7.3.1(a), (b) and (c);

          7.3.2 Counsel for FCOB shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to FCOB hereunder or that are reasonably requested by such counsel;

          7.3.3 WEST has taken such action as appropriate to convert FCOB stock options to WEST stock options adjusted for the Exchange Ratio;

          7.3.4 WEST shall have delivered its Closing Schedules to FCOB on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the WEST Schedules (or in the WEST Financial Statements) delivered on the date of execution of this Agreement that has had, or would have a Material Adverse Effect on WEST and its Subsidiaries, taken as a whole, at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

          7.3.5 The fairness opinion (the "FCOB Fairness Opinion") commissioned by FCOB's Board of Directors shall provide as of the date of mailing the Proxy Statement/Prospectus to FCOB's shareholders that the terms of the Merger, from a financial standpoint, are fair to the shareholders of FCOB, and shall not have been revoked, at any time prior to the meeting of FCOB's shareholders at which the Merger is to be voted on. WEST shall be provided immediate notification by FCOB of the revocation of the FCOB Fairness Opinion; and

          7.3.6 The sale of the WEST Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked.


        ARTICLE 8.  TERMINATION, AMENDMENTS AND WAIVERS

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

          8.1.1 By mutual consent of the Boards of Directors of WEST and FCOB;

          8.1.2 By WEST or FCOB upon the failure to satisfy any conditions specified in Section 7.1 if such failure is not caused by any action or inaction of the party requesting termination of this Agreement;

          8.1.3 By WEST if an Acquisition Event involving FCOB shall have occurred;

          8.1.4 By FCOB if there shall have been a material breach of any of the representations or warranties of WEST set forth in this Agreement, which breach, in the reasonable opinion of FCOB, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of FCOB, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on WEST or upon the consummation of the transactions contemplated hereby;

          8.1.5 By WEST if there shall have been a material breach of any of the representations or warranties of FCOB set forth in this Agreement, which breach, in the reasonable opinion of WEST, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of WEST, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on FCOB or upon the consummation of the transactions contemplated hereby;

          8.1.6 By FCOB after the occurrence of a Default by WEST and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of FCOB, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

          8.1.7 By WEST after the occurrence of a Default by FCOB and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of WEST, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

          8.1.8 By WEST if the Closing Schedules delivered by FCOB disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the FCOB Financial Statements delivered to WEST on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on FCOB or after the Effective Time, on WEST, or on the consummation of the transactions contemplated hereby (a "FCOB Material Adverse Event");

          8.1.9 By FCOB if the Closing Schedules delivered by WEST disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the WEST Financial Statements delivered to FCOB on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on WEST or on the consummation of the transactions contemplated hereby (a "WEST Material Adverse Event");

          8.1.10 By FCOB upon the failure of any of the conditions specified in Section 7.3 to have been satisfied prior to September 29, 2000 (or October 31, 2000 if any applicable waiting period for Requisite Regulatory Approval requires additional time) provided that FCOB may not terminate this Agreement under this Section 8.1.10 if the relevant condition shall have failed to occur as a result of any act, delay or omission by FCOB;

          8.1.11 By WEST upon the failure of any of the conditions specified in Section 7.2 to have been satisfied prior to September 29, 2000 (or October 31, 2000 if any applicable waiting period for Requisite Regulatory Approval requires additional time) provided that WEST may not terminate this Agreement under this Section 8.1.11 if the relevant conditions shall have failed to occur as a result of any act, delay or omission by WEST;

          8.1.12  By WEST if FCOB's Fairness Opinion is revoked;

          8.1.13 By WEST or FCOB, if the Average Closing Price is less than $18.00. However, if FCOB elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to WEST no later than the end of the first Business Day following the Determination Date. Prior to the Effective Time, WEST shall have the option of adjusting the Exchange Ratio to equal the quotient obtained by dividing (i) $16.7943 by (ii) the Average Closing Price or a lower Exchange Ratio agreeable to a majority of the members of the Board of Directors of FCOB. If WEST makes an election contemplated by the preceding sentence, it shall give prompt written notice of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.1.13 and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to the "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.1.13.

     Section 8.2 Effect of Termination; Survival. Except as provided in Section 8.5, no termination under Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.3, 5.5, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

     Section 8.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of FCOB; provided, however, that after any such approval by such shareholders, no amendments shall be made which by law require further approval by such shareholders without such further approval.

     Section 8.4 Waiver. Any term or provision of this Agreement, other than regulatory approval or any of the provisions required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

     Section 8.5  Liquidated Damages; Cancellation Fee.

          8.5.1  In the event of the occurrence of an Acquisition
Event involving FCOB, then FCOB shall pay to WEST the sum of  One
Million Seven Hundred Fifty Thousand Dollars ($1,750,000) in cash.

          8.5.2 In the event of termination of this Agreement by FCOB pursuant to Section 8.1.10 or by WEST pursuant to Section
8.1.12 as a result of the revocation of the FCOB Fairness Opinion; or a termination of this Agreement by WEST pursuant to
(i) Section 8.1.2 (no approval by FCOB shareholders), or (ii) pursuant to Section 8.1.5 (breach of representations or warranties of FCOB) or Section 8.1.7 (Default) or Section 8.1.8 (disclosure in the Closing Schedules of a FCOB Material Adverse Event), where such breach of representation or warranty, Default or FCOB Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of FCOB or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any FCOB Material Adverse Event that occurred after the date of this Agreement and was outside of the control of FCOB, its directors and executive officers shall not come within this Section 8.5.2), then, FCOB shall pay to WEST the sum of Three Hundred Thousand Dollars ($300,000), in cash; provided, however, that if an Acquisition Event occurs involving FCOB within one year following any termination by WEST to which this Section 8.5.2 applies, FCOB shall pay to WEST an additional One Million Four Hundred Fifty Thousand Dollars ($1,450,000) in cash.

          8.5.3 In the event of a termination of this Agreement by FCOB pursuant to 8.1.4 (breach of representations and warranties of WEST) or Section 8.1.6 (Default), or Section 8.1.9 (disclosure in Closing Schedules of a WEST Material Adverse Event), where such breach of representation or warranty, or such Default or WEST Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of WEST or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any WEST material adverse effect that occurs after the date of this Agreement and was outside of the control of WEST, its Subsidiaries and their directors and executive officers, shall not come within this Section 8.5.3), then, WEST shall pay to FCOB the sum of Three Hundred Thousand Dollars ($300,000) in cash; provided, however, if this Agreement is terminated by WEST or FCOB due to the fact that WEST enters into another merger or acquisition transaction where WEST as a condition to such transaction cannot complete the Merger or such action shall cause unreasonable delay, WEST shall pay to FCOB the sum of One Million Dollars ($1,000,000) in cash.

          8.5.4 The parties have determined that the occurrence of any of the events or circumstances set forth in Sections 8.5.1, 8.5.2 and 8.5.3 would cause a substantial damage and loss and lost business opportunities to the party terminating this Agreement as a result thereof and that the payments contemplated by Sections 8.5.1, 8.5.2 and 8.5.3 above provide reasonable and fair compensation for such damage, loss and lost business opportunities and are not intended to be and do not constitute a penalty or forfeiture. Such payments will be made within 10 Business Days following a termination of the Agreement that gives rise to the payment of such liquidated damages pursuant to Sections 8.5.1, 8.5.2 or 8.5.3, as applicable. Upon the making and receipt of payments due under this Section 8.5, neither party, nor any Affiliates of any party, shall have any further obligation or liability of any kind under this Agreement to the other party, except pursuant to Section 5.1.3, 5.5, 8.5.2 (in case of an Acquisition Event) and 9.5.

          8.5.5 In the event of the termination of this Agreement by WEST or FCOB and for any reason other than as specified in Sections 8.5.1, 8.5.2 or 8.5.3 above, none of the parties hereto, nor any Affiliates of any such parties, shall have any further obligation or liability of any kind to the other party, except pursuant to Sections 5.1.3, 5.5 and 9.5.


                 ARTICLE 9.  GENERAL PROVISIONS

     Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Agreement.

     Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation for the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

     If to FCOB at:   First Counties Bank
                      15145 Lakeshore Drive
                      Clearlake, California  95422
                      Fax No. (707) 995-4008
                      Attention:  Dave Perry, President/CEO

     with a copy to:  Gary Steven Findley & Associates
                      1470 North Hundley Street
                      Anaheim, California 92806
                      Fax No. (714) 630-7910
                      Attention: Gary Steven Findley, Esq.

     If to WEST at:   Westamerica Bancorporation
                      4550 Mangels Boulevard
                      Fairfield, California 94585-1200
                      Fax No. (707) 863-6226
                      Attention: David Payne, Chairman

     with  a copy to: McCutchen, Doyle, Brown & Enersen,LLP
                      3 Embarcadero Center #180
                      San Francisco, CA 94111
                      Fax No.  (415) 393-2286
                      Attention: Thomas Reddy

     Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.4 Entire Agreement/No Third Party Rights/Assignment. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

     Section 9.5 Nondisclosure of Agreement. WEST and FCOB agree, except as required by law or the rules of the NASDAQ, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

     Section  9.6   Governing  Law.   This  Agreement  shall   be
governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

     Section  9.7   Headings/Table of  Contents.   The  table  of
contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.8 Enforcement of Agreement. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or the Bank Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of California or any state having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

     Section 9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 9.10 Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, WEST and FCOB have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.


WESTAMERICA BANCORPORATION         FIRST COUNTIES BANK



By:/s/ DAVID L. PAYNE               By:/s/ JAMES E. JONAS
---------------------               ---------------------
David L. Payne, Chairman,           James E. Jonas, Chairman
President and Chief
Executive Officer

By:/s/ JENNIFER J. FINGER           By:/s/ DAVE G. PERRY
-------------------------           --------------------
Jennifer J. Finger,                 Dave G. Perry, President
SVP and Chief Financial             and Chief Executive
Officer                             Officer

WESTAMERICA BANK



By:/s/ DAVID L. PAYNE
---------------------
David L. Payne, Chairman,
President and Chief
Executive Officer

By:/s/ JENNIFER J. FINGER
-------------------------
Jennifer J. Finger,
SVP and Chief Financial
Officer


                INDEX OF EXHIBITS AND SCHEDULES
              PREVIOUSLY DELIVERED BY THE PARTIES


                               Exhibits
Exhibit 2.1       Form of Merger Agreement
Exhibit 5.3       Form of Affiliate Agreements
Exhibit 7.1.6A    Form of Opinion of FCOB Counsel
Exhibit 7.1.6B    Form of Opinion of WEST Counsel
Exhibit 7.2.9     Form of Director-Shareholder Agreements

                               Schedules
Schedule 3.2      Licenses and Permits
Schedule 3.3      Subsidiaries
Schedule 3.4      Required Consents and Conflicts
Schedule 3.5      FCOB Stock Options
Schedule 3.8      Compliance with Laws
Schedule 3.9      Litigation
Schedule 3.11     Insurance Policies
Schedule 3.12     Title Exceptions
Schedule 3.13     Real Property
Schedule 3.14     Tax Matters
Schedule 3.15     Performance of Obligations
Schedule 3.16     Loans and Investments
Schedule 3.17     FCOB's Brokers and Finders
Schedule 3.18     Material Contracts
Schedule 3.20     Undisclosed Liabilities
Schedule 3.21     Employees; Employee Benefit Plans; ERISA
Schedule 3.23     Potential Environmental Liabilities
Schedule 3.25     Parachute Payments
Schedule 4.2      Licenses and Permits
Schedule 4.3      Required Consents and Conflicts
Schedule 4.7      Compliance with Laws
Schedule 4.10     Undisclosed Liabilities
Schedule 6.2.11   Pay or Benefit Increases